[Aetna Logo]                                    151 Farmington Avenue
[Aetna Letterhead]                              Hartford, CT 06156


October 30, 1997                                 Julie E. Rockmore
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
                                                (860) 273-4686
                                                Fax:  (860) 273-8340


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:   Aetna Life Insurance and Annuity Company and its Variable
      Annuity Account C
      Post-Effective Amendment No. 7 to Registration Statement on
      Form N-4
      Prospectus Title: Aetna Plus - Retirement Plus and Voluntary Tax-Deferred Annuity Plans
      File Nos.:  333-01107 and 811-2513

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 7. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore
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Julie E. Rockmore